Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for January 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee
NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS January 21, 2009 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of January 2009. Unitholders of record on January 30, 2009 will receive distributions amounting to $342,972 or $0.179824872 per unit payable on April 30, 2009. The Trust received $191,563 and $195 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $151,214.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701